QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

Assured Guaranty Municipal Corp.
December 31, 2010
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (together with its subsidiaries, "Assured Guaranty"), with the Securities and Exchange Commission ("SEC"), including Assured Guaranty's Annual Report on Form 10-K for the year ended December 31, 2010. Assured Guaranty Municipal Corp. ("AGM") was purchased by Assured Guaranty US Holdings Inc., a subsidiary of Assured Guaranty Ltd., on July 1, 2009. This financial supplement presents financial information since its acquisition, except for statutory data, which is based on full year statutory accounting principles. Purchase accounting adjustments were pushed down to AGM, which affects comparability to periods prior to the acquisition. AGM is a subsidiary of Assured Guaranty Municipal Holdings Inc. ("AGMH"), which terminated its registration with the SEC in July 2009 and no longer files reports with the SEC. For the purposes of this financial supplement, all references to the "Company" shall mean AGM and its consolidated entities.

Some amounts in this Financial Supplement may not add due to rounding.

Cautionary Statement Regarding Forward-Looking Statements:
Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade or change in outlook at any time of Assured Guaranty Ltd. or its subsidiaries and/or of transactions insured by Assured Guaranty Ltd.'s subsidiaries, both of which have occurred in the past, or a change in rating criteria; (2) developments in the world's financial and capital markets that adversely affect issuers' payment rates, Assured Guaranty's loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world's credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses implicating the adequacy of Assured Guaranty's expected loss estimates; (5) the impact of market volatility on the mark-to-market of Assured Guaranty's contracts written in credit default swap form; (6) reduction in the amount of reinsurance portfolio opportunities available to Assured Guaranty; (7) deterioration in the financial condition of our reinsurers, the amount and timing of reinsurance recoverable actually received and the risk that reinsurers may dispute amounts owed to us under our reinsurance agreements; (8) the possibility that Assured Guaranty will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions; (9) decreased demand or increased competition; (10) changes in applicable accounting policies or practices; (11) changes in applicable laws or regulations, including insurance and tax laws; (12) other governmental actions; (13) difficulties with the execution of Assured Guaranty's business strategy; (14) contract cancellations; (15) Assured Guaranty's dependence on customers; (16) loss of key personnel; (17) adverse technological developments; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risks and uncertainties that have not been identified at this time; (21) management's response to these factors; and (22) other risk factors identified in Assured Guaranty's filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Assured Guaranty Municipal Corp.
Selected Financial Highlights
(dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,	Six Months Ended December 31,
	2010	2009	2010	2009
Operating income reconciliation:
Operating income [1]	$191.8	$208.4	$723.3	$435.6
Plus after-tax adjustments:
Realized gains (losses) on investments	(1.1)	0.5	(7.8)	0.8
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	17.5	169.2	(10.6)	119.2
Fair value gains (losses) on committed capital securities	0.9	(15.6)	1.3	(49.3)
Foreign exchange gains (losses) on revaluation of premiums receivable	(0.2)	1.0	(5.5)	4.5
Effect of consolidating financial guaranty variable interest entities ("VIEs") [2]	(230.7)	-	(115.1)	-
Gain on bargain purchase	-	-	-	232.6

Net income attributable to Assured Guaranty Municipal Corp.	$(21.8)	$363.5	$585.6	$743.4

Return on equity ("ROE") calculations [3]:
ROE, excluding unrealized gain (loss) on investment portfolio	(3.6)%	80.0%	26.8%	45.3%
Operating ROE	28.3%	40.5%	29.3%	23.1%
Other information
Gross par written	$6,972	$1,495	$23,995	$2,560

	As of:
	December 31, 2010	December 31, 2009
Reconciliation of shareholder's equity to adjusted book value:
Shareholder's equity attributable to Assured Guaranty Municipal Corp.	$2,382.3	$2,074.5
Less after-tax adjustments:
Effect of consolidating financial guaranty VIEs [2]	(281.7)	-
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(136.2)	(143.5)
Fair value gains (losses) on committed capital securities	4.9	3.6
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	4.6	75.1

Operating shareholder's equity	$2,790.7	$2,139.3
After-tax adjustments:
Less: Deferred acquisition costs	(53.9)	(17.5)
Plus: Net present value of estimated net future credit derivative revenue	151.9	191.9
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	1,944.0	2,510.6

Adjusted book value	$4,940.5	$4,859.3

Other information
Net debt service outstanding	$533,840	$583,796
Net par outstanding	358,408	393,990
Claims-paying resources [4]	6,501	6,927

1. The Company has revised its definition of operating income in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. Prior periods are presented on a consistent basis.

2. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

3. Quarterly ROE calculations represent annualized returns.

4. See page 6.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Municipal Corp.
Consolidated Statements of Operations
(in millions)

	Three Months Ended December 31,		Year Ended December 31,	Six Months Ended December 31,
	2010	2009	2010	2009
Revenues:
Net earned premiums	$217.4	$294.9	$907.8	$575.4
Net investment income	50.2	47.1	196.0	92.0
Net realized investment gains (losses)	(1.7)	0.8	(12.0)	1.3
Net change in fair value of credit derivatives:
Credit derivative revenues	23.3	27.8	100.4	56.6
Losses incurred on credit derivatives	(3.3)	19.7	(24.6)	47.0
Net unrealized gains (losses), excluding losses incurred	27.0	260.2	(24.7)	183.3

Net change in fair value of credit derivatives	47.0	307.7	51.1	286.9
Fair value gains (losses) on committed capital securities	1.4	(24.0)	2.1	(75.8)
Net change in financial guaranty VIEs	(360.0)	4.1	(194.3)	(1.2)
Other income	36.9	0.9	58.4	35.2

Total revenues	(8.8)	631.5	1,009.1	913.8
Expenses:
Loss and loss adjustment expenses	18.9	50.9	191.5	51.8
Amortization of deferred acquisition costs	(2.8)	(0.5)	(8.7)	(0.5)
Interest expense	1.5	2.1	6.7	4.4
Gain on bargain purchase	-	-	-	(232.6)
Other operating expenses	20.9	31.6	82.8	107.5

Total expenses	38.5	84.1	272.3	(69.4)

Income (loss) before income taxes	(47.3)	547.4	736.8	983.2
Provision (benefit) for income taxes	(25.5)	179.8	151.2	241.0

Net income (loss)	(21.8)	367.6	585.6	742.2
Less: Noncontrolling interest of VIEs	-	4.1	-	(1.2)

Net income attributable to Assured Guaranty Municipal Corp.	$(21.8)	$363.5	$585.6	$743.4
Less after-tax adjustments:
Realized gains (losses) on investments	(1.1)	0.5	(7.8)	0.8
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	17.5	169.2	(10.6)	119.2
Fair value gains (losses) on committed capital securities	0.9	(15.6)	1.3	(49.3)
Foreign exchange gains (losses) on revaluation of premiums receivable	(0.2)	1.0	(5.5)	4.5
Effect of consolidating financial guaranty VIEs[1]	(230.7)	-	(115.1)	-
Gain on bargain purchase	-	-	-	232.6

Operating income	$191.8	$208.4	$723.3	$435.6

Effect of refundings and accelerations, net
Earned premiums from refundings and accelerations, net	$30.5	$36.5	$67.1	$48.0
Operating income effect	19.9	23.7	43.7	31.2

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Municipal Corp.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(in millions)

	Three Months Ended December 31, 2010			Three Months Ended December 31, 2009
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$217.4	$(12.8)	$230.2	$294.9	$-	$294.9
Net investment income	50.2	-	50.2	47.1	-	47.1
Net realized investment gains (losses)	(1.7)	(1.7)	-	0.8	0.8	-
Net change in fair value of credit derivatives:
Realized gains and other settlements	2.9	2.9	-	19.8	19.8	-
Net unrealized gains (losses)	44.1	44.1	-	287.9	287.9	-
Credit derivative revenues	-	(23.3)	23.3	-	(27.8)	27.8
Losses incurred on credit derivatives	-	3.3	(3.3)	-	(19.7)	19.7

Net change in fair value of credit derivatives	47.0	27.0	20.0	307.7	260.2	47.5
Fair value gain (loss) on committed capital securities	1.4	1.4	-	(24.0)	(24.0)	-
Net change in financial guaranty VIEs	(360.0)	(360.0)	-	4.1	4.1	-
Other income	36.9	(0.3)	37.2	0.9	1.6	(0.7)

Total revenues	(8.8)	(346.4)	337.6	631.5	242.7	388.8
Expenses:
Loss and loss adjustment expenses	18.9	(17.9)	36.8	50.9	-	50.9
Amortization of deferred acquisition costs	(2.8)	-	(2.8)	(0.5)	-	(0.5)
Interest expense	1.5	-	1.5	2.1	-	2.1
Gain on bargain purchase	-	-	-	-	-	-
Other operating expenses	20.9	-	20.9	31.6	-	31.6

Total expenses	38.5	(17.9)	56.4	84.1	-	84.1

Income (loss) before income taxes	(47.3)	(328.5)	281.2	547.4	242.7	304.7
Provision (benefit) for income taxes	(25.5)	(114.9)	89.4	179.8	83.5	96.3

Net income (loss)	(21.8)	(213.6)	191.8	367.6	159.2	208.4
Less: Noncontrolling interest of VIEs	-	-	-	4.1	4.1	-

Net income attributable to Assured Guaranty Municipal Corp.	$(21.8)	$(213.6)	$191.8	$363.5	$155.1	$208.4

Note: Please refer to the endnotes for an explanation of non-GAAP financial measures.

Assured Guaranty Municipal Corp.
Net Income (Loss) Reconciliation to Operating Income (2 of 2)
(in millions)

	Year Ended December 31, 2010			Six Months Ended December 31, 2009
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$907.8	$(46.2)	$954.0	$575.4	$-	$575.4
Net investment income	196.0	-	196.0	92.0	-	92.0
Net realized investment gains (losses)	(12.0)	(12.0)	-	1.3	1.3	-
Net change in fair value of credit derivatives:
Realized gains and other settlements	61.8	61.8	-	63.5	63.5	-
Net unrealized gains (losses)	(10.7)	(10.7)	-	223.4	223.4	-
Credit derivative revenues	-	(100.4)	100.4	-	(56.6)	56.6
Losses incurred on credit derivatives	-	24.6	(24.6)	-	(47.0)	47.0

Net change in fair value of credit derivatives	51.1	(24.7)	75.8	286.9	183.3	103.6
Fair value gain (loss) on committed capital securities	2.1	2.1	-	(75.8)	(75.8)	-
Net change in financial guaranty VIEs	(194.3)	(194.3)	-	(1.2)	(1.2)	-
Other income	58.4	0.1	58.3	35.2	7.0	28.2

Total revenues	1,009.1	(275.0)	1,284.1	913.8	114.6	799.2
Expenses:
Loss and loss adjustment expenses	191.5	(63.4)	254.9	51.8	-	51.8
Amortization of deferred acquisition costs	(8.7)	-	(8.7)	(0.5)	-	(0.5)
Interest expense	6.7	-	6.7	4.4	-	4.4
Gain on bargain purchase	-	-	-	(232.6)	(232.6)	-
Other operating expenses	82.8	-	82.8	107.5	-	107.5

Total expenses	272.3	(63.4)	335.7	(69.4)	(232.6)	163.2

Income (loss) before income taxes	736.8	(211.6)	948.4	983.2	347.2	636.0
Provision (benefit) for income taxes	151.2	(73.9)	225.1	241.0	40.6	200.4

Net income (loss)	585.6	(137.7)	723.3	742.2	306.6	435.6
Less: Noncontrolling interest of VIEs	-	-	-	(1.2)	(1.2)	-

Net income attributable to Assured Guaranty Municipal Corp.	$585.6	$(137.7)	$723.3	$743.4	$307.8	$435.6

Note: Please refer to the endnotes for an explanation of non-GAAP financial measures.

Assured Guaranty Municipal Corp.
Consolidated Balance Sheets
(in millions)

	As of
	December 31, 2010	December 31, 2009
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$4,678.7	$5,183.6
Short-term investments, at fair value	588.7	542.0
Other invested assets	133.7	156.1

Total investment portfolio	5,401.1	5,881.7
Note receivable from affiliate	300.0	300.0
Cash	43.7	23.6
Premiums receivable	729.2	787.4
Ceded unearned premium reserve	1,494.4	1,537.1
Reinsurance recoverable on unpaid losses	24.6	13.7
Salvage and subrogation recoverable	846.1	248.1
Credit derivative assets	181.8	227.0
Deferred tax asset, net	956.4	972.4
Financial guaranty VIE assets [1], at fair value	3,368.4	762.3
Other assets	57.9	137.4

Total assets	$13,403.6	$10,890.7

Liabilities and shareholder's equity:
Liabilities:
Unearned premium reserve	$5,321.3	$6,468.3
Loss and loss adjustment expense reserve	243.0	55.3
Reinsurance balances payable, net	410.2	259.0
Notes payable	127.0	149.1
Credit derivative liabilities	592.8	625.8
Current income tax payable	183.6	245.3
Financial guaranty VIE liabilities with recourse [1], at fair value	2,403.5	762.7
Financial guaranty VIE liabilities without recourse [1], at fair value	1,518.4	-
Other liabilities	221.5	251.1

Total liabilities	11,021.3	8,816.6
Shareholder's equity:
Preferred stock	-	-
Common stock	15.0	15.0
Additional paid-in capital	1,191.8	1,241.8
Retained earnings [1]	1,162.3	743.4
Accumulated other comprehensive income	13.2	74.3

Total shareholder's equity attributable to Assured Guaranty Municipal Corp.	2,382.3	2,074.5
Noncontrolling interest of financial guaranty VIEs [1]	-	(0.4)

Total shareholder's equity	2,382.3	2,074.1

Total liabilities and shareholder's equity	$13,403.6	$10,890.7

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts.

Assured Guaranty Municipal Corp.
Claims Paying Resources
(dollars in millions)

	As of:
	December 31, 2010	December 31, 2009
Claims paying resources
Policyholders' surplus	$993	$909
Contingency reserve	1,585	1,323

Qualified statutory capital	2,578	2,232
Unearned premium reserve	2,298	2,392
Loss and loss adjustment expense reserves [1]	436	1,022

Total policyholders' surplus and reserves	5,312	5,646
Present value of installment premiums [2]	691	783
Standby line of credit/stop loss	498	498

Total claims paying resources	$6,501	$6,927

Net par outstanding [3]	$343,619	$381,148
Net debt service outstanding [3]	$516,080	$568,594
Ratios:
Net par outstanding to qualified statutory capital	133:1	171:1
Capital ratio [4]	200:1	255:1
Financial resources ratio [5]	79:1	82:1

1. Reserves as of December 31, 2010 and December 31, 2009 are reduced by approximately $1.1 billion and $0.8 billion, respectively, for the benefit related to representation and warranty recoverables.

2. Includes financial guaranty insurance and credit derivatives.

3. Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., the rights and interests of bondholders and their lien on pledged revenues or other security are terminated in accordance with bond documentation) and when such issue is economically defeased (i.e., bond documentation does not provide a procedure for termination of such rights, interests and lien other than through payment of all outstanding debt in full; funds are deposited in an escrow account for future payment of the debt; and if the funds deposited prove insufficient to pay the outstanding debt in full, the issuer continues to be legally obligated to make payment on such debt).

4. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

5. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Assured Guaranty Municipal Corp.
New Business Production
(in millions)

	Three Months Ended December 31,		Year Ended December 31,	Six Months Ended December 31,
	2010	2009	2010	2009
Consolidated new business production analysis:
Present value of new business production ("PVP")
Public finance - U.S.
Primary markets	$71.5	$17.3	$249.2	$29.9
Secondary markets	10.1	0.6	32.4	1.0
Public finance - non-U.S.
Primary markets	-	-	-	-
Secondary markets	-	-	-	-
Structured finance - U.S. [1]	0.6	1.5	3.2	1.9
Structured finance - non-U.S. [1]	0.9	0.1	3.7	1.0

Total PVP	83.1	19.5	288.5	33.8
Less: PVP of credit derivatives	-	-	-	-

PVP of financial guaranty insurance	83.1	19.5	288.5	33.8
Less: Financial guaranty installment premium PVP	1.6	(21.7)	6.2	(17.3)

Total: Financial guaranty upfront gross written premiums ("GWP")	81.5	41.2	282.3	51.1
Plus: Financial guaranty installment adjustment [2]	10.3	(36.0)	30.4	(45.2)

Total GWP	$91.8	$5.2	$312.7	$5.9

Consolidated financial guaranty gross par written:
Public finance - U.S.
Primary markets	$6,510	$1,488	$22,722	$2,540
Secondary markets	462	7	1,273	20
Public finance - non-U.S.
Primary markets	-	-	-	-
Secondary markets	-	-	-	-
Structured finance - U.S.	-	-	-	-
Structured finance - non-U.S.	-	-	-	-

Total	$6,972	$1,495	$23,995	$2,560

1. These policies represent existing policies that have additional premium and have no par outstanding.

2. Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Municipal Corp.
Financial Guaranty Gross Par Written
(in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended December 31, 2010		Year Ended December 31, 2010
	Gross Par Written	Avg. Rating [1]	Gross Par Written	Avg. Rating [1]
Sector:
U.S. public finance:
General obligation	$2,844	A	$10,459	A
Tax backed	1,308	A+	4,405	A+
Municipal utilities	1,398	A	4,238	A
Transportation	654	A	1,971	A
Healthcare	109	A-	873	A-
Higher education	570	A-	1,209	A
Housing revenue	89	AA	89	AA
Investor-owned utilities	-	-	30	A-
Other public finance	-	-	721	A

Total U.S. public finance	6,972	A	23,995	A
Non-U.S. public finance:
Total non-U.S. public finance	-	-	-	-

Total public finance	$6,972	A	$23,995	A

U.S. structured finance:
Total U.S. structured finance	$-	-	$-	-
Non-U.S. structured finance:
Total non-U.S. structured finance	-	-	-	-

Total structured finance	$-	-	$-	-

Total gross par written	$6,972	A	$23,995	A

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized statistical rating organizations ("NRSROs"); however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Note: Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.
Underwriting Gain (Loss)
(in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	4Q-10	Six Months Ended December 31, 2009	Year Ended December 31, 2010
Income statement:
Net earned premiums:
Scheduled net earned premiums:
Public finance - U.S.	$60.7	$55.3	$43.2	$45.6	$47.3	$45.5	$116.0	$181.6
Public finance - non-U.S.	13.3	11.5	9.5	13.0	12.5	14.5	24.8	49.5
Structured finance - U.S.	189.5	180.6	185.8	161.5	147.7	132.9	370.1	627.9
Structured finance - non-U.S.	5.5	11.0	6.7	7.4	7.0	6.8	16.5	27.9

Total scheduled net earned premiums	269.0	258.4	245.2	227.5	214.5	199.7	527.4	886.9
Net earned premiums from refundings and accelerations	11.5	36.5	10.8	10.4	15.4	30.5	48.0	67.1

Total net earned premiums	280.5	294.9	256.0	237.9	229.9	230.2	575.4	954.0
Credit derivative revenues [1]	28.8	27.8	28.1	25.1	23.9	23.3	56.6	100.4
Other income	28.9	(0.7)	17.2	3.3	0.6	37.2	28.2	58.3

Total underwriting revenues	338.2	322.0	301.3	266.3	254.4	290.7	660.2	1,112.7
Loss and loss adjustment expenses	0.9	50.9	69.0	60.0	89.1	36.8	51.8	254.9
Losses incurred on credit derivatives [2]	(27.3)	(19.7)	(2.8)	20.0	4.1	3.3	(47.0)	24.6

Total losses incurred	(26.4)	31.2	66.2	80.0	93.2	40.1	4.8	279.5
Amortization of deferred acquisition costs	-	(0.5)	(1.3)	(3.0)	(1.6)	(2.8)	(0.5)	(8.7)
Operating expenses	41.7	25.5	18.8	19.7	20.8	19.8	67.2	79.1

Total underwriting expenses	15.3	56.2	83.7	96.7	112.4	57.1	71.5	349.9

Underwriting gain (loss) [3]	$322.9	$265.8	$217.6	$169.6	$142.0	$233.6	$588.7	$762.8

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

3. The Company has revised its definition of underwriting gain in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. 2009 amounts are presented on a consistent basis.

Assured Guaranty Municipal Corp.
Investment Portfolio, Available-for Sale
As of December 31, 2010
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income [1]
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$35.0	3.44%	2.24%	$36.2	$1.2
Agency obligations	112.4	2.08%	1.35%	115.0	2.3
Obligations of states and political subdivisions	1,780.4	3.91%	3.69%	1,806.9	69.6
Insured obligations of state and political subdivisions [2]	1,583.7	4.83%	4.58%	1,610.3	76.5
Corporate securities	193.2	2.97%	1.93%	192.5	5.7
Mortgage-backed securities ("MBS"):
Residential MBS ("RMBS")	371.6	5.12%	3.33%	344.5	19.0
Commercial MBS ("CMBS")	18.1	3.58%	2.32%	18.3	0.6
Asset-backed securities	300.8	2.83%	1.84%	297.8	8.5
Foreign government securities	263.0	2.82%	1.84%	257.2	7.4

Total fixed maturity securities	4,658.2	4.10%	3.59%	4,678.7	190.8
Short-term investments	588.4	0.15%	0.10%	588.7	0.9

Total	$5,246.6	3.66%	3.20%	$5,267.4	$191.7

Ratings [3] :	Fair Value	%
U.S. Treasury securities and obligations of U.S. government agencies	$36.2	0.8%
Agency obligations	115.0	2.5%
AAA/Aaa	1,342.4	28.7%
AA/Aa	2,023.5	43.2%
A/A	755.1	16.1%
BBB	152.2	3.3%
Below investment grade ("BIG") [4]	71.9	1.5%
Not rated [4]	182.4	3.9%

Total fixed maturity securities available for sale	$4,678.7	100.0%

Duration of available-for-sale investment portfolio (in years):		5.3

Average ratings of available-for-sale investment portfolio		AA

1. Represents annualized investment income based on amortized cost and pre-tax book yields.

2. Reflects obligations of state and local political subdivisions that have been insured by financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Rating Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") average A+.

3. Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or other risk management strategies which use internal ratings classifications.

4. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation or other risk management strategies of $525.1 million in par with carrying value of $237.0 million.

Assured Guaranty Municipal Corp.
Estimated Net Exposure Amortization 1 and Estimated Future Net Earned Premium and Credit Derivative Revenues
(in millions)

			Financial Guaranty Insurance [2]
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Earned Premiums	Future Credit Derivative Revenues [3]	Total
2010 (as of December 31)		$533,840
2011	43,131	490,709	$528.2	$14.4	$542.6	$79.1	$621.7
2012	44,991	445,718	398.1	13.3	411.4	57.7	469.1
2013	39,596	406,122	334.7	12.4	347.1	37.9	385.0
2014	38,474	367,648	294.5	11.6	306.1	23.9	330.0
2015	30,557	337,091	257.7	10.8	268.5	14.7	283.2
2011-2015	196,749	337,091	1,813.2	62.5	1,875.7	213.3	2,089.0
2016-2020	118,565	218,526	923.4	43.2	966.6	20.3	986.9
2021-2025	88,121	130,405	539.7	29.1	568.8	2.3	571.1
2026-2030	60,498	69,907	316.5	18.4	334.9	2.4	337.3
After 2030	69,907	-	348.2	17.7	365.9	6.5	372.4

Total	$533,840		$3,941.0	$170.9	$4,111.9	$244.8	$4,356.7

1. Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of December 31, 2010. Actual amortization may differs from expected maturities because borrowers may have the right to call or prepay guaranteed and because of management's assumptions on structured finance amortization. obligations.

2. See page 13 for "Present Value of Financial Guaranty Insurance Net Loss to be Expensed."

3. Excludes contracts with credit impairment.

Assured Guaranty Municipal Corp.
Expected Amortization of U.S. and Non-U.S. Structured Finance Net Par Outstanding
(in millions)

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products [1]	Other Structured Finance	Total	Estimated Ending Net Par Outstanding
Structured finance net par amortization:
2010 (as of December 31)						$78,382
2011	$8,551	$2,893	$640	$1,939	$14,023	64,359
2012	11,363	1,789	1,140	1,416	15,708	48,651
2013	10,440	1,127	886	419	12,872	35,779
2014	11,086	936	679	221	12,922	22,857
2015	4,749	878	368	426	6,421	16,436
2011-2015	46,189	7,623	3,713	4,421	61,946	16,436
2016-2020	6,945	2,509	502	680	10,636	5,800
2021-2025	140	1,068	648	275	2,131	3,669
2026-2030	2	376	614	180	1,172	2,497
After 2030	80	743	1,354	320	2,497	-

Total structured finance	$53,356	$12,319	$6,831	$5,876	$78,382

1. See Glossary for description of financial products.

Assured Guaranty Municipal Corp.
Present Value ("PV") of Financial Guaranty Insurance Net Loss to be Expensed
(in millions)

Net Expected Loss to be Expensed [1]
Financial guaranty insurance losses to be expensed:
2011 (January 1 - March 31)	$48.7
2011 (April 1 - June 30)	39.5
2011 (July 1 - September 30)	31.3
2011 (October 1 - December 31)	26.0
2012	74.3
2013	68.5
2014	59.0
2015	51.8
2011-2015	399.1
2016-2020	172.9
2021-2025	89.3
2026-2030	50.7
After 2030	48.0

Total expected PV of net loss to be expensed	760.0
Discount	383.8

Total future value	$1,143.8

1. The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0% to 5.34%.

Assured Guaranty Municipal Corp.
Financial Guaranty Profile (1 of 3)
(in millions)

Net Par Outstanding and Average Rating by Asset Type

	As of December 31, 2010
	Net Par Outstanding	Avg. Rating [1]
U.S. public finance:
General obligation	$112,213	A+
Tax backed	50,097	A+
Municipal utilities	46,164	A+
Transportation	20,665	A
Healthcare	10,057	A
Higher education	7,353	A+
Housing	5,396	AA-
Infrastructure finance	1,197	BBB
Investor-owned utilities	46	A-
Other public finance	1,687	A

Total U.S. public finance	254,875	A+
Non-U.S. public finance:
Infrastructure finance	11,533	BBB
Regulated utilities	7,222	BBB+
Other public finance	6,396	AA-

Total non-U.S. public finance	25,151	A-

Total public finance	$280,026	A+

U.S. structured finance:
Pooled corporate obligations	$40,273	AAA
RMBS	12,319	BB-
Financial products [2]	6,831	AA-
Consumer receivables	1,981	A+
Insurance securitization	368	AA
Commercial receivables	90	BBB-
Structured credit	80	BB
Other structured finance	609	A-

Total U.S. structured finance	62,551	AA
Non-U.S. structured finance:
Pooled corporate obligations	13,083	AAA
RMBS	1,574	AA
Structured credit	498	BBB+
Commercial receivables	229	A
Insurance securitizations	38	A+
Other structured finance	409	Super Senior

Total non-U.S. structured finance	15,831	AAA

Total structured finance	$78,382	AA

Total net par outstanding	$358,408	A+

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. See Glossary for description of financial products.

Note: Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.
Financial Guaranty Profile (2 of 3)
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	As of December 31, 2010
	Public Finance - U.S.		Public Finance - non-U.S.		Structured Finance - U.S.		Structured Finance - non-U.S.		Consolidated
Ratings [1] :	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%

Super senior	$-	0.0%	$-	0.0%	$13,019	20.8%	$5,031	31.8%	$18,050	5.0%
AAA	4,122	1.6%	1,304	5.2%	24,241	38.8%	6,899	43.6%	36,566	10.2%
AA	106,360	41.7%	1,187	4.7%	12,729	20.3%	1,320	8.3%	121,596	33.9%
A	121,903	47.8%	7,847	31.2%	1,523	2.4%	904	5.7%	132,177	36.9%
BBB	21,362	8.4%	13,783	54.8%	1,074	1.7%	1,599	10.1%	37,818	10.6%
BIG	1,128	0.5%	1,030	4.1%	9,965	16.0%	78	0.5%	12,201	3.4%

Total net par outstanding	$254,875	100.0%	$25,151	100.0%	$62,551	100.0%	$15,831	100.0%	$358,408	100.0%

Ceded Par Outstanding by Reinsurer and Insurer Financial Strength Rating

Reinsurer	Moody's Rating	S&P Rating	Ceded Par Outstanding	% of Total

Affiliated companies	A1	AA	$67,095	52.4%
Non-affiliated companies:
Radian Asset Assurance Inc.	Ba1	BB-	21,700	17.0%
Tokio Marine & Nichido Fire Insurance Co., Ltd.	Aa2	AA-	19,286	15.1%
RAM Reinsurance Co. Ltd.	WR	WR	10,480	8.2%
Syncora Guarantee Inc.	Ca	WR	4,252	3.3%
Mitsui Sumitomo Insurance Co. Ltd.	Aa3	AA-	2,462	1.9%
ACA Financial Guaranty Corporation	NR	WR	835	0.7%
Swiss Reinsurance Company	A1	A+	516	0.4%
Financial Guaranty Insurance Company	WR	WR	249	0.2%
CIFG Assurance North America Inc.	WR	WR	73	0.1%
Other	Various	Various	1,023	0.7%

Non-affiliated companies			60,876	47.6%

Total			$127,971	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Municipal Corp.
Financial Guaranty Profile (3 of 3)
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio as of December 31, 2010

	Net Par Outstanding	% of Total
U.S.:
Public finance:
California	$36,284	10.1%
New York	21,242	5.9%
Pennsylvania	20,099	5.6%
Texas	17,548	4.9%
Illinois	16,239	4.5%
Florida	14,747	4.1%
New Jersey	11,334	3.2%
Michigan	11,297	3.2%
Washington	8,455	2.4%
Massachusetts	7,439	2.1%
Other states	90,191	25.1%

Total public finance	254,875	71.1%
Structured finance (multiple states)	62,551	17.5%

Total U.S	317,426	88.6%

Non-U.S.:
United Kingdom	12,209	3.4%
Australia	5,581	1.6%
Canada	4,072	1.1%
France	1,714	0.5%
Italy	1,666	0.5%
Other	15,740	4.3%

Total non-U.S.	40,982	11.4%

Total net par outstanding	$358,408	100.0%

Assured Guaranty Municipal Corp.
Pooled Corporate Obligations Profile
(dollars in millions)

Distribution of Financial Guaranty Pooled Corporate Obligations by Ratings as of December 31, 2010

Ratings [1]:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]
Super senior	$17,440	32.7%	27.3%	26.0%
AAA	29,022	54.4%	24.5%	25.9%
AA	4,121	7.7%	38.1%	34.2%
A	1,177	2.2%	2.9%	3.5%
BBB	1,375	2.6%	8.1%	6.5%
BIG	221	0.4%	40.8%	7.6%

Total exposures	$53,356	100.0%	25.6%	25.5%

Distribution of Financial Guaranty Pooled Corporate Obligations by Asset Class as of December 31, 2010

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]	Avg. Rating [1]
CBOs/CLOs [3]	$28,932	54.2%	27.4%	27.5%	AAA
Synthetic investment grade pooled corporates	14,005	26.2%	18.6%	16.8%	AAA
Synthetic high yield pooled corporates	8,020	15.0%	34.9%	30.6%	AA+
Market value CDOs of corporates	1,492	2.8%	17.0%	49.9%	AAA
Trust preferred - banks and insurance [4]	152	0.3%	50.3%	47.8%	A
CDO of CDOs (corporate) [5]	29	0.1%	24.2%	24.4%	A
Other pooled corporates	726	1.4%	0.0%	0.0%	A-

Total exposures	$53,356	100.0%	25.6%	25.5%	AAA

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinate tranches that are junior in the capital structure to AGM's exposure, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the numbers shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to adjustments.

3. CBOs (collateralized bond obligations)/CLOs (collateralized loan obligations) are largely non-investment/high yield collateral.

4. Prior to fourth quarter 2010, the ratio of average current credit enhancement for Trust Preferred Pooled Corporate Obligations was based on the value of the collateral as reported by the trustees, which for non-performing or low-rated collateral varied by transaction in accordance with the individual transaction documents. Beginning fourth quarter 2010, Assured Guaranty has made the measure consistent across transactions, assigning a value of 100% of the par to all performing securities, applying a standard haircut for restructured performing collateral, assigning recovery assumptions for defaulted collateral by collateral type, and making additional negative adjustments for transactions where the notional amount of interest rate hedges materially exceeds the amount of performing collateral requiring hedges.

5. CDOs are collateralized debt obligations.

Assured Guaranty Municipal Corp.
Consolidated U.S. RMBS Profile (1 of 3)
(dollars in millions)

Distribution of U.S. RMBS by Rating 1 and Type of Exposure as of December 31, 2010

Ratings:	Prime First Lien [2]	Closed End Seconds	HELOC [3]	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	Net Interest Margin	Total Net Par Outstanding
AAA	$4	$-	$403	$80	$86	$1,209	$-	$1,782
AA	97	200	241	39	-	237	0	814
A	1	-	-	-	-	120	-	121
BBB	-	-	-	-	-	167	23	190
BIG	-	877	3,027	1,285	1,937	2,134	151	9,411

Total exposures	$102	$1,077	$3,672	$1,404	$2,023	$3,866	$175	$12,319

  Distribution of U.S. RMBS by Year Insured and Type of Exposure as of December 31, 2010

Year insured [4]:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	Net Interest Margin	Total Net Par Outstanding
2004 and prior	$6	$-	$249	$66	$-	$1,238	$0	$1,561
2005	-	-	589	334	106	338	0	1,367
2006	95	443	1,375	485	764	126	86	3,374
2007	-	634	1,458	519	1,153	2,096	88	5,949
2008	-	-	-	-	-	68	-	68

Total exposures	$102	$1,077	$3,672	$1,404	$2,023	$3,866	$175	$12,319

  Distribution of U.S. RMBS by Rating 1 and Year Insured as of December 31, 2010

Year insured:	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$1,226	$2	$44	$14	$275	$1,561
2005	147	100	-	46	1,074	1,367
2006	137	95	77	-	3,065	3,374
2007	273	617	-	62	4,997	5,949
2008	-	-	-	68	-	68

Total exposures	$1,782	$814	$121	$190	$9,411	$12,319

% of total	14.5%	6.6%	1.0%	1.5%	76.4%	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

2. Includes primarily Prime First Lien plus an insignificant amount of other miscellaneous MBS transactions.

3. Home equity line of credit ("HELOC") securitizations.

4. AGM has not insured any U.S. RMBS transactions since 2008.

Assured Guaranty Municipal Corp.
Consolidated U.S. RMBS Profile (2 of 3)
(dollars in millions)

Distribution of Financial Guaranty U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 2010 1

U.S. Closed End Seconds

Year insured:	Net Par Outstanding	Pool Factor [2]	Subordination [3] [6]	Cumulative Losses [4]	60+ Day Delinquencies [5]	Number of Transactions
2005	$-	-	-	-	-	-
2006	443	20.4%	-	56.4%	14.8%	2
2007	634	25.2%	-	61.2%	13.6%	9
2008	-	-	-	-	-	-

	$1,077	23.2%	-	59.2%	14.1%	11

U.S. HELOC

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$589	20.9%	4.3%	9.2%	9.2%	4
2006	1,375	34.3%	2.1%	28.8%	11.3%	7
2007	1,458	51.9%	4.2%	23.5%	6.3%	7
2008	-	-	-	-	-	-

	$3,422	39.5%	3.4%	23.2%	8.8%	18

U.S. Alt-A First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$334	36.7%	11.7%	6.5%	24.4%	8
2006	485	48.0%	0.5%	13.3%	38.9%	7
2007	519	60.3%	0.4%	13.9%	40.7%	4
2008	-	-	-	-	-	-

	$1,338	49.9%	3.3%	11.8%	36.0%	19

1. Net par outstanding is based on values as of December 31, 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned ("REO") divided by net par outstanding.

6. Many of the CES transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently under-collateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the under-collateralization into account when estimating expected losses for these transactions.

Assured Guaranty Municipal Corp.
Consolidated U.S. RMBS Profile (3 of 3)
(dollars in millions)

Distribution of Financial Guaranty U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 2010 1

U.S. Alt-A Option ARMs

Year insured:	Net Par Outstanding	Pool Factor [2]	Subordination [3]	Cumulative Losses [4]	60+ Day Delinquencies [5]	Number of Transactions
2005	$106	30.6%	4.5%	8.9%	42.3%	3
2006	764	56.0%	4.3%	12.1%	53.6%	6
2007	1,153	59.9%	2.5%	13.9%	46.7%	6
2008	-	-	-	-	-	-

	$2,023	56.9%	3.3%	12.9%	49.1%	15

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$338	37.8%	44.3%	4.5%	39.7%	6
2006	126	40.0%	43.5%	11.6%	40.6%	2
2007	2,096	67.6%	25.9%	11.0%	49.8%	9
2008	68	71.2%	32.9%	7.1%	34.2%	1

	$2,627	62.6%	29.3%	10.1%	47.6%	18

1. Net par outstanding is based on values as of December 31, 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Municipal Corp.
U.S. Consumer Receivables Profile
(dollars in millions)

Distribution of U.S. Consumer Receivables by Rating 1 as of December 31, 2010

Rating:	Credit Cards	Manufactured Housing	Auto	Total Net Par Outstanding
AAA	$-	$77	$30	$107
AA	-	44	986	1,030
A	-	-	177	177
BBB	89	-	419	508
BIG	-	159	-	159

Total exposures	$89	$280	$1,612	$1,981

Average rating [1]	BBB	A-	A+	A+
Avg. initial credit enhancement [2]	13.2%	27.5%	11.2%	13.6%
Avg. current credit enhancement [2]	13.2%	26.1%	32.4%	30.7%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinate tranches that are junior in the capital structure to AGM's exposure, expressed as a percentage of the total transaction size and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to adjustments.

Assured Guaranty Municipal Corp.
Credit Derivative Net Par Outstanding Profile
(dollars in millions)

Distribution of Credit Derivative Net Par Outstanding by Rating

	As of December 31, 2010
Ratings [1]:	Net Par Outstanding	% of Total
Super senior	$17,409	32.8%
AAA	26,757	50.4%
AA	4,351	8.2%
A	2,320	4.4%
BBB	1,496	2.8%
BIG	717	1.4%

Total credit derivative net par outstanding	$53,050	100.0%

Distribution of Credit Derivative Net Par Outstanding by Sector and Average Rating

	As of December 31, 2010
	Net Par Outstanding	Average Rating [1]
Public finance
U.S. public finance	$801	A
Non-U.S. public finance	2,731	A

Total public finance	$3,532	A

U.S. structured finance:
Pooled corporate obligations	$36,612	AAA
Insurance securitizations	369	AA
RMBS	339	BBB-
Commercial receivables	62	BB
Other structured finance	109	CCC

Total U.S. structured finance	37,491	AAA
Non-U.S. structured finance:
Pooled corporate obligations	11,495	AAA
RMBS	490	AA-
Insurance securitizations	38	A+
Structured credit	4	BBB

Total non-U.S. structured finance	12,027	AAA

Total structured finance	$49,518	AAA

Total credit derivative net par outstanding	$53,050	AAA

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Note: Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (1 of 5)
As of December 31, 2010
(in millions)

Net Par Outstanding
BIG Exposures by Asset Exposure Type:
U.S. public finance:
General obligation	$514
Tax backed	189
Healthcare	187
Municipal utilities	161
Housing	6
Higher education	5
Other public finance	66

Total U.S. public finance	1,128
Non-U.S. public finance:
Infrastructure finance	836
Municipal finance	194

Total non-U.S. public finance	1,030

Total public finance	$2,158
U.S. structured finance:
RMBS	$9,411
Consumer receivables	159
Pooled corporate obligations	143
Structured credit	80
Commercial receivables	63
Other structured finance	109

Total U.S. structured finance	9,965
Non-U.S. structured finance:
Pooled corporate obligations	78

Total non-U.S. structured finance	78

Total structured finance	$10,043

Total BIG net par outstanding	$12,201

Note: Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S structured finance obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category 1

	Financial Guaranty Insurance and Credit Derivatives BIG Surveillance Categories
	December 31, 2010	December 31, 2009
Category 1
U.S. public finance	$932	$991
Non-U.S. public finance	1,030	380
U.S. structured finance	1,446	1,775
Non-U.S. structured finance	1	2

Total Category 1	3,409	3,148
Category 2
U.S. public finance	12	330
Non-U.S. public finance	—	—
U.S. structured finance	3,953	4,601
Non-U.S. structured finance	2	2

Total Category 2	3,967	4,933
Category 3
U.S. public finance	184	186
Non-U.S. public finance	—	—
U.S. structured finance	4,566	3,895
Non-U.S. structured finance	75	77

Total Category 3	4,825	4,158

BIG Total	$12,201	$12,239

1. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. During the fourth quarter of 2010 the Company revised the definitions of the three BIG surveillance categories to more closely track Risk Management personnel's view of whether a transaction is expected to experience a loss, without regard to whether the probability weighted expected loss exceeded the unearned premium reserve. While the revisions resulted in a number of transactions moving between BIG categories, the Company estimates that the revisions had a relatively small impact on the totals in each category. BIG Category 1: Below investment grade transactions showing sufficient deterioration to make lifetime losses possible, but for which none are currently expected. Transactions on which claims have been paid but are expected to be fully reimbursed (other than investment grade transactions on which only liquidity claims have been paid) are in this category. BIG Category 2: Below investment grade transactions for which lifetime losses are expected but for which no claims (other than liquidity claims) have yet been paid. BIG Category 3: Below investment grade transactions for which lifetime losses are expected and on which claims (other than liquidity claims) have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (3 of 5)
As of December 31, 2010
(dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating [1]
Name or description
U.S. public finance:
Detroit (City of) School District Michigan	$163	BB
Jefferson County Alabama Sewer	145	D
Jefferson County Alabama School Sales Tax Limited Obligation	144	BB
Detroit (City of) Michigan	113	BB+
Reading (City of) Pennsylvania	100	BB
Harrisburg (City of) Pennsylvania General Obligation	73	B-
Mashantucket Pequot Tribe, Connecticut	65	B
St. Barnabas Health System — New Jersey	58	BB

Total	$861
Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$448	BB
Aeroporti Di Roma (ADR) Romulus Finance S.R.L. (Rome Airport)	210	BB
Hellenic Republic	194	BB+
Cross City Tunnel Motorway Finance Limited	178	BB

Total	$1,030

Total	$1,891

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (4 of 5)
As of December 31, 2010
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

Name or description	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement	60+ Day Delinquencies [2]
U.S. structured finance:
U.S. RMBS:
MABS 2007-NCW	$588	B	33.3%	67.0%
MASTR 2007-3	518	CCC	1.1%	55.0%
Countrywide HELOC 2006-I	502	CCC	0.0%	9.1%
Countrywide HELOC 2006-F	424	CCC	0.0%	20.0%
Option One 2007-FXD2	387	CCC	17.3%	29.3%
Nomura Asset Accept. Corp. 2007-1	365	CCC	0.0%	40.6%
HARBORVIEW 2006-12	318	BB	8.9%	58.5%
Countrywide HELOC 2005-D	274	CCC	0.0%	12.3%
Countrywide 2007-13	272	B	31.4%	58.1%
MARM 2007-1 (FKA MASTR 2007-OA1)	268	CCC	0.0%	34.3%
Countrywide HELOC 2007-A	259	CCC	0.0%	8.1%
Terwin Mortgage Trust 2006-12SL	249	CCC	0.0%	16.9%
GMACM 2004-HE3	236	BB	0.0%	4.2%
Countrywide HELOC 2007-B	234	CCC	0.0%	8.9%
CWABS 2007-4	218	CCC	21.9%	45.4%
FHABS 2007-HE1 HELOC	209	B	0.0%	3.2%
Terwin Mortgage Trust 2007-1SL	204	CCC	0.0%	11.5%
Soundview 2007-WMC1	195	CCC	9.8%	72.3%
Terwin Mortgage Trust 2006-10SL	194	CCC	0.0%	12.1%
FHABS 2006-HE2 HELOC	190	B	0.0%	3.9%
Indymac 2007-H1 HELOC	189	CCC	0.0%	9.1%
Harborview 2006-1	187	CCC	2.6%	62.1%
Harborview 2007-1	181	B	12.4%	59.5%
New Century 2005-A	164	B	20.6%	32.8%
Renaissance (DELTA) 2007-3	146	B	25.2%	35.5%
CSAB 2006-3	139	CCC	0.0%	44.4%
Countrywide HELOC 2005-C	139	CCC	0.0%	10.8%
Harborview 2006-10	117	CCC	0.0%	27.9%
Flagstar HELOC 2006-2	113	CCC	22.0%	7.1%
Flagstar HELOC 2005-1	110	BB	19.9%	4.1%
NAAC 2007-S2	101	CCC	0.0%	14.5%
American Home Mortgage Assets Trust 2007-4	98	CCC	0.0%	30.4%
CSAB 2006-2	91	CCC	0.8%	39.7%
Deutsche ALT-B 2006-AB1	90	CCC	2.1%	29.9%
IndyMac IMSC Mortgage Loan Trust 2007-HOA1	89	CCC	0.0%	33.1%
Countrywide Alt-A 2005-22T	81	B	5.8%	26.5%
Private Residential Mortgage Transaction	75	BB	26.9%	33.2%
Terwin Mortgage Trust 2005-16HE	68	B	11.2%	28.2%
CSMC 2007-3	67	CCC	0.0%	34.0%
ACE 2007-SL1	62	CCC	0.0%	11.6%
ACE 2006-GP1	60	CCC	0.0%	9.5%
Deutsche ALT-B 2006-AB4	59	CCC	0.0%	36.6%
Terwin Mortgage Trust 2007-6 Alt-A	58	CCC	0.0%	54.6%
Countrywide HELOC 2006-H	54	CCC	0.0%	19.6%
Terwin Mortgage Trust 2005-14HE	53	B	10.3%	26.2%
GSAA 2005-12	52	B	10.9%	23.5%
CWALT 2005-62	50	CCC	9.6%	58.0%

Total U.S. RMBS	$8,797

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

2. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO, divided by net par outstanding.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (5 of 5)
As of December 31, 2010
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement
Name or description
U.S. structured finance:
Other:
Synthetic High Yield Pooled Corporate CDO	$113	CCC	7.7%
NRG Peaker	109	CCC	N/A
Conseco Finance Manufactured Housing Series 2001-2	89	BB	16.7%
Private Other Non-Municipal Transaction	80	BB	N/A
Greenpoint 2000-4	70	BB	13.2%
America West Airlines EETC	63	BB	N/A

Total other	$524

Total	$9,321
Non-U.S. structured finance:
Synthetic High Yield Pooled Corporate CDO	$75	CCC	7.7%

Total	$75

Total	$9,396

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Assured Guaranty Municipal Corp.
Largest Exposures by Sector (1 of 4)
As of December 31, 2010
(in millions)

50 Largest U.S. Public Finance Exposures

Credit name:	Net Par Outstanding	Internal Rating [1]
New Jersey (State of)	$2,706	AA-
Massachusetts (Commonwealth of)	2,052	AA
New York (State of)	1,912	AA-
Chicago (City of) Illinois	1,803	AA-
New York (City of) New York	1,557	AA
Massachusetts (Commonwealth of) State Sales Tax	1,504	AA
Houston Texas Water and Sewer Authority	1,494	A+
University of California Board of Regents	1,483	AA
Illinois (State of)	1,457	A+
Washington (State of)	1,436	AA
Pennsylvania (Commonwealth of)	1,428	AA-
Wisconsin (State of)	1,382	A+
Arizona (State of)	1,380	AA-
California (State of)	1,355	BBB+
Port Authority of New York and New Jersey	1,350	AA-
New York City Municipal Water Finance Authority	1,338	AA+
Los Angeles California Unified School District	1,285	AA-
Atlanta Georgia Water & Sewer System	1,224	BBB+
New York MTA Dedicated Tax	1,110	AA-
Broward County Florida School Board	1,095	AA-
New York MTA Transportation Authority	1,091	A
Puerto Rico (Commonwealth of)	1,051	BBB-
Miami-Dade County Florida Aviation Authority - Miami International Airport	1,042	A+
Denver Colorado School District No.1	1,014	A+
Massachusetts (Commonwealth of) Water Resources	1,004	AA
Illinois Toll Highway Authority	997	AA
Los Angeles California Department of Water and Power - Electric Revenue Bonds	971	AA-
Long Island Power Authority	946	A-
Chicago-O'Hare International Airport	939	A
New Jersey Turnpike Authority	924	A-
San Diego County, California Water	915	AA
Orlando-Orange County Expressway Authority, Florida	881	A+
Louisiana (State of) Gas and Fuel Tax	866	AA-
Connecticut (State of)	860	AA-
Michigan (State of)	839	A+
Skyway Concession Company LLC	833	BBB
Kentucky (Commonwealth of)	832	AA-
Detroit Michigan Sewer	821	BBB+
San Diego California Unified School District	820	AA
California State University System Trustee	815	AA-
Metro Washington Airport Authority	808	AA-
Michigan (State of) Gas & Motor Vehicle Tax	804	AA
Chicago Illinois Public Schools	802	A+
California (State of) Department of Water Resources - Electric Power Revenue	792	A+
Philadelphia, Pennsylvania Water and Wastewater System	785	A-
Philadelphia (City of) Pennsylvania	767	BBB-
Hawaii (State of) Department of Hawaiian Home Lands	756	AA
Oregon (State of)	751	AA-
Detroit, Michigan Water System	745	A-
Austin Texas Combined Utility System Revenue Bonds	740	AA-

Total top 50 U.S. public finance exposures	$56,562

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Assured Guaranty Municipal Corp.
Largest Exposures by Sector (2 of 4)
As of December 31, 2010
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit name:	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,268	AA	31.2%
Synthetic Investment Grade Pooled Corporate CDO	1,126	AAA	13.3%
Stone Tower Credit Funding	1,119	AAA	49.9%
Synthetic High Yield Pooled Corporate CDO	973	AA-	41.1%
Synthetic High Yield Pooled Corporate CDO	841	Super Senior	31.4%
Synthetic High Yield Pooled Corporate CDO	813	Super Senior	30.3%
Synthetic Investment Grade Pooled Corporate CDO	763	Super Senior	14.8%
Synthetic Investment Grade Pooled Corporate CDO	754	Super Senior	24.2%
Mizuho II Synthetic CDO	744	A	30.7%
Synthetic Investment Grade Pooled Corporate CDO	738	Super Senior	23.6%
Synthetic Investment Grade Pooled Corporate CDO	737	Super Senior	29.2%
Synthetic High Yield Pooled Corporate CDO	730	AA-	40.0%
Synthetic Investment Grade Pooled Corporate CDO	652	AAA	17.2%
MABS 2007-NCW	588	B	33.3%
MASTR 2007-3	518	CCC	1.1%
Synthetic Investment Grade Pooled Corporate CDO	512	Super Senior	14.3%
Countrywide HELOC 2006-I	502	CCC	0.0%
Synthetic High Yield Pooled Corporate CDO	492	AAA	46.7%
Denali CLO VII, LTD.	480	AAA	20.2%
Eastland CLO, LTD	475	Super Senior	35.8%
Avenue CLO V	448	AAA	21.0%
Synthetic High Yield Pooled Corporate CDO	434	Super Senior	24.5%
Synthetic Investment Grade Pooled Corporate CDO	433	AAA	10.7%
Countrywide Heloc 2006-F	424	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	412	Super Senior	12.0%
Churchill Financial Cayman	412	AAA	37.8%
Synthetic Investment Grade Pooled Corporate CDO	399	Super Senior	14.0%
Synthetic High Yield Pooled Corporate CDO	391	AAA	35.6%
Option One 2007-FXD2	387	CCC	17.3%
Grayson CLO	385	Super Senior	26.3%
Westchester CLO	382	AAA	36.9%
Stone Tower III	380	AAA	21.6%
Synthetic Investment Grade Pooled Corporate CDO	380	Super Senior	29.2%
Synthetic Investment Grade Pooled Corporate CDO	371	Super Senior	14.2%
Synthetic Investment Grade Pooled Corporate CDO	368	Super Senior	10.3%
Synthetic High Yield Pooled Corporate CDO	368	AAA	29.5%
Nomura Asset Accept. Corp. 2007-1	365	CCC	0.0%
CENT CDO 15 LIMITED	360	Super Senior	17.3%
Stone Tower CLO V	357	Super Senior	28.1%
Synthetic High Yield Pooled Corporate CDO	348	AAA	34.2%
Synthetic Investment Grade Pooled Corporate CDO	342	AAA	17.5%
MUIR GROVE CLO	340	AAA	21.8%
KKR Financial CLO 2005-1	340	AAA	25.0%
Madison Park Funding	329	AAA	26.9%
CIFC FUNDING 2006-1	328	AAA	23.5%
Synthetic High Yield Pooled Corporate CDO	327	AAA	29.5%
Harborview 2006-12	318	BB	8.9%
LCM VI LTD.	316	AAA	21.2%
Credit Protection Trust 188	306	AA	N/A
AMERICREDIT 2007-B-F	302	AA	21.9%

Total top 50 U.S. structured finance exposures	$25,877

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA- rated exposure has additional Credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of Credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such Credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Municipal Corp.
Largest Exposures by Sector (3 of 4)
As of December 31, 2010
(in millions)

25 Largest Non-U.S. Exposures

Credit name:	Net Par Outstanding	Rating [1]
Quebec Province	$1,932	A
Sydney Airport Finance Company	1,548	BBB
Thames Water Utility Finance PLC	1,272	A-
Channel Link Enterprises Finance PLC	894	BBB
International AAA Sovereign Debt Synthetic CDO	821	AAA
Synthetic Investment Grade Pooled Corporate CDO	672	Super Senior
Japan Expressway Holding and Debt Repayment Agency	624	AA
Synthetic Investment Grade Pooled Corporate CDO	551	Super Senior
Duchess I CDO	514	BBB-
Artesian Finance II Plc (Southern)	503	A-
Central Nottinghamshire Hospitals plc	482	BBB
Capital Hospitals (Issuer) PLC	470	BBB-
Reliance Rail Finance Pty. Limited	449	BB
ETSA Utility Finance Pty Ltd.	434	A-
Queen Street CLO I	420	Super Senior
Synthetic Investment Grade Pooled Corporate CDO	416	AAA
Integrated Accomodation Services PLC	399	BBB+
The Hospital Company (QAH Portsmouth) Limited	392	BBB
Verbund - Lease and Sublease of Hydro-Electric equipment	386	AAA
Synthetic Investment Grade Pooled Corporate CDO	381	Super Senior
Synthetic Investment Grade Pooled Corporate CDO	375	AAA
Stone Tower Credit Funding	373	AAA
Brisbane Airport	373	BBB
Private Other Structured Finance Transaction	373	Super Senior
MPC Funding Limited	372	BBB

Total top 25 non-U.S. exposures	$15,426

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Municipal Corp.
Largest Exposures by Sector (4 of 4)
As of December 31, 2010
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicers Exposures

Servicer:	Net Par Outstanding
Bank of America, N.A. [1]	$5,279
American Home Mortgage Servicing, Inc.	1,624
GMAC Mortgage Corporation	956
Specialized Loan Servicing, LLC.	856
Ocwen Loan Servicing, LLC.	812
Wells Fargo Bank, N.A.	724
OneWest Bank Group, LLC.	590
First Tennessee Bank N.A.	401
Select Portfolio Servicing, Inc.	263
Litton Loan Servicing LP	259

Total top 10 U.S. residential mortgage servicers exposures	$11,764

10 Largest U.S. Healthcare Exposures

Credit name:	Net Par Outstanding	Rating [2]	State
Asante Health System	$246	A	OR
MultiCare Health System	228	A+	WA
Hospital Sisters Health Services Inc Obligated Group	210	AA-	IL
CHRISTUS Health	202	A+	TX
Carolina HealthCare System	192	AA-	NC
Catholic Health Initiatives	188	AA	CO
Clarian Health Partners	182	A+	IN
Columbus Regional Healthcare System Inc.	171	A-	GA
Covenant Health Hospital Revenue Bonds	164	A-	TN
Memorial Hermann Healthcare Revenue Stream	158	A	TX

Total top 10 U.S. healthcare exposures	$1,941

  1. Includes Countrywide Home Loans Servicing LP.

  2. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Assured Guaranty Municipal Corp.
Loss and Loss Adjustment Expense ("LAE") Reserves and Credit Impairment
(in millions)

As of December 31, 2010
Insurance reserves:
Gross	$243.0
Ceded	24.6

Net insurance reserves	$218.4

Salvage and subrogation recoverable:
Gross	$846.1
Ceded [1]	162.6

Net salvage and subrogation recoverable	$683.5

Credit impairment on credit derivative contracts [2]:
Gross	$131.5
Ceded	33.8

Net credit derivative credit impairment	$97.7

Net loss and LAE reserves on financial guaranty insurance and credit derivative contracts, net of reinsurance [3]
Net loss and LAE reserves on financial guaranty contracts net of ceded reinsurance	$218.4
Credit impairment on credit derivative contracts	97.7

Net loss and LAE reserves and credit impairment	$316.1

1. Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

2. Credit derivative assets and liabilities recorded on the balance sheet incorporate estimates of expected losses.

3. Gross of salvage and subrogation assets.

Assured Guaranty Municipal Corp.
Rollforward of Net Expected Loss and LAE to be Paid
As of December 31, 2010
(in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended December 31, 2010

Financial Guaranty Insurance Contracts and Credit Derivatives	Expected Loss to be Paid as of September 30, 2010	Loss Development and Accretion of Discount for 4Q-10 [1]	Less: Paid Losses 4Q-10	Expected Loss to be Paid as of December 31, 2010
U.S. RMBS
First lien:
Alt-A first lien	$150.4	$11.3	$16.7	$145.0
Alt-A option ARMs	489.7	47.1	76.9	459.9
Subprime first lien	150.6	36.6	7.2	180.0

Total first lien	790.7	95.0	100.8	784.9
Second lien:
Closed end seconds	141.4	(40.4)	8.9	92.1
HELOC	(425.5)	(143.9)	51.6	(621.0)

Total second lien	(284.1)	(184.3)	60.5	(528.9)

Total U.S. RMBS	506.6	(89.3)	161.3	256.0
TruPS	-	-	-	-
Other structured finance	58.5	(0.9)	-	57.6
Public finance	12.6	(0.5)	2.7	9.4

Total	$577.7	$(90.7)	$164.0	$323.0

Rollforward of Net Expected Loss and LAE to be Paid for the Year Ended December 31, 2010

Financial Guaranty Insurance Contracts and Credit Derivatives	Expected Loss to be Paid as of January 1, 2010	Loss Development and Accretion of Discount for 2010 [1]	Less: Paid Losses During 2010	Expected Loss to be Paid as of December 31, 2010
U.S. RMBS
First lien:
Alt-A first lien	$175.9	$29.4	$60.3	$145.0
Alt-A option ARMs	515.8	122.4	178.3	459.9
Subprime first lien	88.6	100.3	8.9	180.0

Total first lien	780.3	252.1	247.5	784.9
Second lien:
Closed end seconds	220.1	(78.0)	50.0	92.1
HELOC	(85.5)	(121.3)	414.2	(621.0)

Total second lien	134.6	(199.3)	464.2	(528.9)

Total U.S. RMBS	914.9	52.8	711.7	256.0
TruPS	-	-	-	-
Other structured finance	32.0	27.5	1.9	57.6
Public finance	49.4	(13.0)	27.0	9.4

Total	$996.3	$67.3	$740.6	$323.0

1. Includes the effect of changes in the Company's estimate of future recovery on representations and warranties ("R&W").

Assured Guaranty Municipal Corp.
Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development
(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Three Months Ended December 31, 2010

	Future Net R&W Benefit at September 30, 2010	R&W Development and Accretion of Discount During 4Q-10	Less: R&W Recovered During 4Q-10	Future Net R&W Benefit at December 31, 2010
Financial guaranty insurance:
Alt-A first lien	$71.2	$(3.0)	$-	$68.2
Alt-A option ARMs	227.1	66.4	2.3	291.2
Subprime first lien [1]	-	26.6	-	26.6
Closed end seconds	60.3	38.1	-	98.4
HELOC	562.1	203.3	27.0	738.4

Total	$920.7	$331.4	$29.3	$1,222.8

Credit derivatives	$-	$-	$-	$-

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Year Ended December 31, 2010

	Future Net R&W Benefit at December 31, 2009	R&W Development and Accretion of Discount During 2010	Less: R&W Recovered During 2010	Future Net R&W Benefit at December 31, 2010
Financial guaranty insurance:
Alt-A first lien	$53.2	$15.0	$-	$68.2
Alt-A option ARMs	183.6	147.3	39.7	291.2
Subprime first lien [1]	-	26.6	-	26.6
Closed end seconds	-	98.4	-	98.4
HELOC	524.4	293.3	79.3	738.4

Total	$761.2	$580.6	$119.0	$1,222.8

Credit derivatives	$-	$-	$-	$-

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Debt Services on Policies With R&W Benefit as of December 31, 2010 and 2009

	# of Insurance Policies with R&W Benefit Recorded as of December 31,		Outstanding Principal and Interest on Policies with R&W Benefit Recorded as of December 31,
	2010	2009	2010	2009
Financial guaranty insurance:
Alt-A first lien	11	11	$1,441.2	$1,459.5
Alt-A option ARMs	10	8	1,818.8	2,251.9
Subprime first lien [1]	1	-	227.0	-
Closed end seconds	2	-	258.3	-
HELOC	10	8	2,190.5	3,107.1

Total	34	27	$5,935.8	$6,818.5

Credit derivatives	-	-	$-	$-

1. Includes net interest margin.

Assured Guaranty Municipal Corp.
Financial Guaranty Losses Incurred and Paid
As of December 31, 2010
(in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions [1]	4Q-10 Losses Incurred	2010 Losses Incurred	Net Reserve and Credit Impairment	Net Salvage and Subrogation Assets	Expected Loss to be Expensed
First lien:
Prime first lien	$-	$-	$-	$-	$-	$-
Alt-A first lien	1,285.0	10.3	25.9	3.4	2.5	177.7
Alt-A option ARMs	1,936.9	94.2	231.5	155.6	61.1	380.0
Subprime first lien [1]	2,284.7	23.5	64.6	97.1	0.1	84.8

Total first lien	5,506.6	128.0	322.0	256.1	63.7	642.5
Second lien:
Closed end seconds	877.1	5.3	2.3	31.5	33.0	132.5
HELOC	3,027.4	(97.9)	(83.8)	3.8	643.8	162.4

Total second lien	3,904.5	(92.6)	(81.5)	35.3	676.8	294.9

Total U.S. RMBS	9,411.1	35.4	240.5	291.4	740.5	937.4
Other structured finance	632.3	2.8	32.4	43.6	-	9.6
Public finance	2,157.7	1.9	6.6	13.2	26.3	24.1

Total	$12,201.1	$40.1	$279.5	$348.2	$766.8	$971.1

Effect of consolidating of VIEs	-	(17.9)	(63.4)	(32.1)	(83.3)	(211.1)

Total	$12,201.1	$22.2	$216.1	$316.1	$683.5	$760.0

1. Includes net interest margin.

Assured Guaranty Municipal Corp.
Summary of Statutory Financial and Statistical Data
(dollars in millions)

	Year Ended December 31,
	2010	2009	2008	2007	2006
Statutory Data
Net income (loss)	$401.8	$228.2	$(1,376.7)	$312.9	$339.6
Policyholders' surplus	$993	$909	$711	$1,609	$1,543
Contingency reserve	1,585	1,323	1,282	1,094	1,011

Qualified statutory capital	2,578	2,232	1,993	2,703	2,554
Unearned premium reserve	2,298	2,392	2,520	2,275	2,071
Loss and LAE reserves	436	1,022	1,688	98	53

Total policyholders' surplus and reserves	5,312	5,646	6,201	5,076	4,678
Present value of installment premiums	691	783	963	1,113	828
Standby line of credit/stop loss	498	498	550	550	550

Total claims-paying resources	$6,501	$6,927	$7,714	$6,739	$6,056

Statutory Financial Ratios
Loss and LAE ratio	47.0%	17.4%	480.2%	16.1%	0.0%
Expense ratio	32.5%	48.1%	9.1%	30.0%	29.9%

Combined ratio	79.5%	65.5%	489.3%	46.1%	29.9%

Other Financial Information (Statutory Basis)
Net debt service outstanding (end of period)	$516,080	$568,594	$631,886	$623,158	$552,695
Gross debt service outstanding (end of period)	715,938	755,360	834,426	858,458	765,632
Net par outstanding (end of period)	343,619	381,148	424,393	426,512	376,456
Gross par outstanding (end of period)	464,904	493,798	545,568	564,515	498,619
Ceded par to all Assured Guaranty companies	63,602	32,501	32,927	30,872	37,590
Ceded par to other companies	57,682	79,433	88,248	107,131	84,573
Ratios:
Par insured to statutory capital	133:1	171:1	213:1	158:1	147:1
Capital ratio [1]	200:1	255:1	317:1	231:1	216:1
Financial resources ratio [2]	79:1	82:1	82:1	92:1	91:1
Gross debt service written:
Public finance	$43,115	$4,202	$85,666	$133,792	$127,294
Structured finance	-	-	5,193	57,434	48,794

Total gross debt service written	$43,115	$4,202	$90,859	$191,226	$176,088

1. The capital ratio is calculated by dividing net par and interest insured divided by qualified statutory capital.

2. The financial resources ratio is calculated by dividing net par and interest insured by total claims paying resources.

 Glossary

Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2010.

General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution's revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the UK.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance. Other domestic public finance obligations insured by AGM include bonds secured by revenues and guarantees from the Federal government, financings supported by specific state or local government entity revenues and stadium financings.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in "tranches," with subordinated tranches providing credit support to the more senior tranches. The Company's financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities ("RMBS") and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate ("ARM") and option adjustable-rate ("Option ARM") mortgages. The credit quality of borrowers covers a broad range, including "prime", "subprime" and "Alt-A". A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former Financial Products Business by Dexia. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the Financial Products Business. The Financial Products Business is currently being run off.

Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Mortgage-Backed Securities ("CMBS") are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Endnotes related to non-GAAP financial measures discussed in the financial supplement:

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Assured Guaranty's management and board of directors utilize non-GAAP measures in evaluating the Company's financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income:    Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company's financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company's financial results as compared to the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Municipal Corp., as reported under GAAP, adjusted for the following:

  1)
  Elimination of the after-tax realized gains (losses) on the Company's investments, including other than temporary impairments, and credit and interest rate related gains and losses from sales of securities. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate related gains or losses, is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

  3)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  4)
  Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

  5)
  Elimination of the effects of consolidating certain financial guaranty VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  6)
  Elimination of gain on bargain purchase in order to show the 2009 contribution to operating income of AGMH without the distorting effects of acquisition accounting adjustments recorded on the date of closing of the acquisition of AGMH.

Operating Shareholder's Equity:    Management believes that operating shareholders' equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excluding fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders' equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd.'s common shares. Many of the Company's fixed income investors also use operating shareholders' equity to evaluate the Company's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholder's equity attributable to Assured Guaranty Municipal Corp., as reported under GAAP, adjusted for the following:

  1)
  Elimination of the effects of consolidating certain VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  3)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  4)
  Elimination of the after-tax unrealized gains (losses) on the Company's investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore will not recognize an economic loss.

Operating return on equity ("Operating ROE"):    Operating ROE represents operating income for a specified period divided by the average of operating shareholders' equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company's return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value:    Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company's in force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

  1)
  Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued that will be expensed in future accounting periods.

  2)
  Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

  3)
  Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of net expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue:    Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and is discounted at 6% (which represents the Company's tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production:    Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("Credit Derivative Revenues") do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (the Company's tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and credit derivative revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Contacts: Equity Investors: Sabra Purtill Managing Director, Investor Relations (212) 408-6044 spurtill@assuredguaranty.com
Ross Aron Assistant Vice President, Investor Relations (212) 261-5509 raron@assuredguaranty.com

Assured Guaranty Municipal Corp. 31 West 52nd Street New York, NY 10019 (212) 974-0100 www.assuredguaranty.com
Fixed Income Investors:
Robert Tucker
Managing Director, Fixed Income Investor Relations
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

 Media:
Betsy Castenir
Managing Director, Corporate Communications
(212) 339-3424
bcastenir@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com

QuickLinks

  Exhibit 99.2
Assured Guaranty Municipal Corp. December 31, 2010 Financial Supplement
Assured Guaranty Municipal Corp. Selected Financial Highlights (dollars in millions)
Assured Guaranty Municipal Corp. Consolidated Statements of Operations (in millions)
Assured Guaranty Municipal Corp. Net Income (Loss) Reconciliation to Operating Income (1 of 2) (in millions)
Assured Guaranty Municipal Corp. Net Income (Loss) Reconciliation to Operating Income (2 of 2) (in millions)
Assured Guaranty Municipal Corp. Consolidated Balance Sheets (in millions)
Assured Guaranty Municipal Corp. Claims Paying Resources (dollars in millions)
Assured Guaranty Municipal Corp. New Business Production (in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Gross Par Written (in millions)
Assured Guaranty Municipal Corp. Underwriting Gain (Loss) (in millions)
Assured Guaranty Municipal Corp. Investment Portfolio, Available-for Sale As of December 31, 2010 (dollars in millions)
Assured Guaranty Municipal Corp. Estimated Net Exposure Amortization 1 and Estimated Future Net Earned Premium and Credit Derivative Revenues (in millions)
Assured Guaranty Municipal Corp. Expected Amortization of U.S. and Non-U.S. Structured Finance Net Par Outstanding (in millions)
Assured Guaranty Municipal Corp. Present Value ("PV") of Financial Guaranty Insurance Net Loss to be Expensed (in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Profile (1 of 3) (in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Profile (2 of 3) (dollars in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Profile (3 of 3) (dollars in millions)
Assured Guaranty Municipal Corp. Pooled Corporate Obligations Profile (dollars in millions)
Assured Guaranty Municipal Corp. Consolidated U.S. RMBS Profile (1 of 3) (dollars in millions)
Assured Guaranty Municipal Corp. Consolidated U.S. RMBS Profile (2 of 3) (dollars in millions)
Assured Guaranty Municipal Corp. Consolidated U.S. RMBS Profile (3 of 3) (dollars in millions)
Assured Guaranty Municipal Corp. U.S. Consumer Receivables Profile (dollars in millions)
Assured Guaranty Municipal Corp. Credit Derivative Net Par Outstanding Profile (dollars in millions)
Assured Guaranty Municipal Corp. Below Investment Grade Exposures (1 of 5) As of December 31, 2010 (in millions)
Assured Guaranty Municipal Corp. Below Investment Grade Exposures (2 of 5) (dollars in millions)
Assured Guaranty Municipal Corp. Below Investment Grade Exposures (3 of 5) As of December 31, 2010 (dollars in millions)
Assured Guaranty Municipal Corp. Below Investment Grade Exposures (4 of 5) As of December 31, 2010 (dollars in millions)
Assured Guaranty Municipal Corp. Below Investment Grade Exposures (5 of 5) As of December 31, 2010 (dollars in millions)
Assured Guaranty Municipal Corp. Largest Exposures by Sector (1 of 4) As of December 31, 2010 (in millions)
Assured Guaranty Municipal Corp. Largest Exposures by Sector (2 of 4) As of December 31, 2010 (dollars in millions)
Assured Guaranty Municipal Corp. Largest Exposures by Sector (3 of 4) As of December 31, 2010 (in millions)
Assured Guaranty Municipal Corp. Largest Exposures by Sector (4 of 4) As of December 31, 2010 (dollars in millions)
Assured Guaranty Municipal Corp. Loss and Loss Adjustment Expense ("LAE") Reserves and Credit Impairment (in millions)
Assured Guaranty Municipal Corp. Rollforward of Net Expected Loss and LAE to be Paid As of December 31, 2010 (in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development (dollars in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Losses Incurred and Paid As of December 31, 2010 (in millions)
Assured Guaranty Municipal Corp. Summary of Statutory Financial and Statistical Data (dollars in millions)
Glossary